UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2009

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

Amendment No. 7

On June 30, 2009, the Company entered into Amendment No. 7 ( “Amendment No. 7”) to its Fourth Amended and Restated Credit Agreement, as amended (the “Revolving Facility”) which provides for, among other things, (1) changing the maturity date of the Revolving Facility from June 30, 2009 to July 31, 2009, (2) the Company’s agreement to make a prepayment of interest of $1,142,753.42 representing the amount anticipated to be owing in respect of the interest payment due and payable on July 31, 2009 and (3) the Company’s agreement to make a prepayment of the advances under the Revolving Facility in the amount of $7,500,000 with such prepayment to be made on or before July 10. 2009.

The foregoing description of Amendment No. 7 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 7, which is filed as Exhibit 4.1 hereto and is incorporated into this Current Report on Form 8-K by reference. Amendment No. 7 provides further information regarding the terms of Amendment No. 7.

Item 9.01.      Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

4.1	Amendment No. 7, executed June 30, 2009, among Edge Petroleum Corporation, the lenders party thereto and Union Bank of California, N.A., as administrative agent for such lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: June 30, 2009	By:	/s/ John W. Elias
John W. Elias
Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 7, executed June 30, 2009, among Edge Petroleum Corporation, the lenders party thereto and Union Bank of California, N.A., as administrative agent for such lenders.